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                                                                      EXHIBIT 11

                                  RESTRAC, INC

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                                                          THREE MONTHS ENDED
                                                                             DECEMBER 31,
                                                                        -----------------------
                                                                           1997         1996
                                                                        ----------   ----------
BASIC:
  Net income (loss)...................................................  $      103   $     (308)
                                                                        ==========   ==========
  Weighted average shares of common stock outstanding.................   8,202,461    7,895,053
  Conversion of preferred stock.......................................                       --
  Basic weighted average number of common and common equivalent shares
     outstanding......................................................   8,202,461    7,895,053
                                                                        ==========   ==========
  Basic net income (loss) per share...................................  $     0.01   $    (0.04)
                                                                        ==========   ==========
DILUTED:
  Net income (loss)...................................................  $      103   $     (308)
                                                                        ==========   ==========
  Weighted average shares of common stock outstanding.................   8,202,461    7,895,053
  Dilutive effect of options outstanding..............................     355,206           --
  Diluted weighted average number of common and common equivalent
     shares outstanding...............................................   8,557,667    7,895,053
                                                                        ==========   ==========
DILUTED NET INCOME (LOSS) PER SHARE...................................  $     0.01   $    (0.04)
                                                                        ==========   ==========
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